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                                                                    Exhibit 4.05

                     RECAPITALIZATION CONFIRMATION AGREEMENT

     This Recapitalization Confirmation Agreement ("Agreement") is dated and effective as of June 15, 1999 and is by and among RealMed Corporation (the "Company"), Newcourt Financial USA Inc. ("Newcourt"), Candel & Partners, Gemplus Corp., Gemplus, SCA, West Plains Investment, Inc., Jefferson Consulting Group, LLC, Jefferson Government Relations, Inc., Finno SCA, Allan Green, JLT, LP, Robert B. Peterson, Mark A. Morris, Daniel Perrin, Steven Beck, Dominque Trempont, Joseph Wright, Robert Thompson, Jack Kemp and Herbie Pearthree (collectively the "Existing Shareholders").

                                    RECITALS

         A. Contemporaneously with the execution and delivery of this Agreement, the Company and Newcourt are entering into a Loan Agreement pursuant to which, among other things, Newcourt will commit, subject to certain terms and conditions, to loan up to $17,500,000 to the Company.

         B. In  connection  with  the  Loan  Agreement  and  the   transactions
contemplated thereby, Newcourt and the other parties to this Agreement desire to establish with certainty the share holdings of the Company as they exist immediately prior to the closing (the "Effective Time") of the Loan Agreement and the related transactions which are being consummated contemporaneously therewith (collectively, the "Transactions").

         C. Newcourt will not execute and deliver the Loan Agreement or consummate the Transaction unless, among other things, this Agreement is executed and delivered by the parties hereto.

         D. The parties hereto believe it is desirable for the Company and Newcourt to enter into the Loan Agreement and are, therefore, willing to enter into this Agreement in order to induce Newcourt to enter into the Loan Agreement. Each of the parties also believes it is in its best interest to enter into this Agreement in order to establish with certainty the matters set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                  1. Each of the parties acknowledges and agrees that effective as of the Effective Time, (a) the information regarding the ownership of the capital stock of the Company (and rights to acquire same) which is set forth opposite such party's name on Exhibit A is true, accurate and complete, (b) except as set forth on Exhibit A, such party does not own, beneficially or of record, any capital stock of the Company, or any options, warrants, puts, calls or other rights with respect to any securities of the Company, and (c) to the best of such party's knowledge, no persons other than those identified on Exhibit A own, beneficially or of record, any capital stock of the Company or any options, warrants, puts, calls, or other rights with respect to any securities of the Company.


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                  2. If,  notwithstanding  the provisions of paragraph 1 of this
Agreement, any Existing Shareholder shall be deemed or determined to have owned (beneficially or of record), as of the Effective Time, any capital stock of the Company, or any options, warrants, puts, calls or other rights with respect to the capital stock of the Company not set forth on Exhibit A, such Existing
Shareholder  hereby  disclaims  and  renounces  such  capital  stock,   options,
warrants, puts, calls or other rights and all of same are hereby terminated and rendered null and void.

                  3. Each party agrees that, from time to time, it will execute and deliver, or cause to be executed and delivered, such additional agreements, instruments, certificates and documents and take all such actions as any other party to this Agreement may reasonably request for purposes of implementing or effectuating the provisions of this Agreement.

                  4. This Agreement shall be binding upon and shall inure to the benefit of all of the parties to this Agreement and their respective heirs, executors, administrators, assigns and successors in interest.

                  5. The parties affirm that this Agreement has been entered into in the State of Indiana and shall be governed by and construed in accordance with the substantive laws of the State of Indiana, notwithstanding any state's choice of law rules to the contrary.

                  6. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and each of the parties shall use its reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

                  7. No change, amendment, modification or supplement to this Agreement shall be valid or effective unless it is in writing and is duly executed by each party to this Agreement or its duly authorized successor or assign.

                  8. The failure of any party to this Agreement to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of such party to enforce each and every provision of this Agreement. Any waiver of any breach or provision of this Agreement must be in a writing signed by the waiving party in order to be effective and, except as otherwise clearly expressed in such a writing, no waiver of any breach or provision of this Agreement shall constitute a waiver of any other breach or provision or a continuing waiver. The performance by any party to this Agreement of any act not required of it by the terms of this Agreement shall not constitute either an agreement that such act is required or a waiver of the scope of, or limitations on, its obligations under this Agreement and no such performance shall estop such party from denying any obligation to perform such act or asserting such scope or limitations with respect to any further or future acts or failures to act.


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                  9. When used in this Agreement, words denoting the singular include the plural and vice versa and words of any gender include all genders.

                  10. This   Agreement   constitutes   a  complete   and  total
integration of the understanding of the parties with respect to the subject matter of this Agreement and it supersedes all prior and all contemporaneous agreements and understandings (whether written, oral or implied) of the parties, or their respective agents, with respect to such subject matter.

                  11. This   Agreement   may  be   executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute but one agreement. Any facsimile transmission of a signed counterpart of this Agreement shall be deemed to be an original counterpart and all signatures appearing thereon shall be deemed to be originals.

                  12. This Agreement shall not be strictly construed against any party.

                  13. In the event of any litigation among any of the parties to this Agreement regarding the matters governed hereby or the enforcement hereof, the losing party shall pay to the prevailing party all reasonable expenses and costs, including reasonably attorneys' fees, incurred by the prevailing party in connection with such litigation.



         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth at the beginning of this Agreement.


NEWCOURT FINANCIAL USA INC.                REALMED CORPORATION


By:                                        By:
----------------------------               ------------------------------
Printed Name, Title                        Printed Name, Title





                       (Signatures continued on next page)




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                   (Signatures continued from preceding page)


Gemplus, SCA                               JLT, LP


By:                                        By:
----------------------------               ------------------------------
Printed Name, Title                        Printed Name, Title



----------------------------               ------------------------------
Robert B. Peterson                         Mark A. Morris



----------------------------               ------------------------------
Daniel Perrin                              Steven Beck



----------------------------               ------------------------------
Dominque Trempont                          Joseph Wright



----------------------------               ------------------------------
Robert Thompson                            Jack Kemp



----------------------------
Herbie Pearthree





                       (Signatures continued on next page)


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                   (Signatures continued from preceding page)



Candel & Partners                          Gemplus Corp


By:                                        By:
----------------------------               ------------------------------
Printed Name, Title                        Printed Name, Title


West Plains Investment, Inc.               Jefferson Consulting Group, LLC


By:                                        By:
----------------------------               ------------------------------
Printed Name, Title                        Printed Name, Title


Jefferson Government Relations, Inc.       Finno SCA


By:                                        By:
----------------------------               ------------------------------
Printed Name, Title                        Printed Name, Title



Allan Green